MN Tax Exempt Income Fund, May 31, 2005, annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2005, Putnam Management has
assumed $4,136 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	3,858
		Class B	1,029

72DD2		Class M	38

73A1		Class A	0.3555
		Class B	0.2959

74A2		Class M	0.3283

74U1		Class A	10,671
		Class B	3,108

74U2		Class M	114

74V1		Class A	9.11
		Class B	9.09

74V2		Class M	9.11